UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to § 240.14a-12
VIA PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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750 Battery Street, Suite 330, San Francisco, CA 94111 •  Tel: 415.283.2200 •  Fax: 415.283.2201
www.viapharmaceuticals.com

April 17, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of VIA Pharmaceuticals, Inc. (the “Company”) to be held at 505 Montgomery Street, Suite 2000, San Francisco, CA 94111, on Tuesday, June 2, 2009, at 8:30 a.m., local time.

At the Annual Meeting you will be asked to elect six (6) directors to our Board of Directors and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person. Please read the enclosed information carefully before voting.

Sincerely,

Lawrence K. Cohen, Ph.D.
President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 2, 2009
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
GENERAL INFORMATION ABOUT VOTING
NO DISSENTERS’ RIGHTS
DESCRIPTION OF CORAUTUS GENETICS INC. AND VIA PHARMACEUTICALS, INC. MERGER TRANSACTION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
ITEM 8. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Outstanding Equity Awards at 2008 Fiscal Year End
Compensation of Directors
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K
LIST OF THE COMPANY’S STOCKHOLDERS
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

VIA PHARMACEUTICALS, INC.
750 Battery Street
Suite 330
San Francisco, CA 94111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2009

NOTICE HEREBY IS GIVEN that the 2009 Annual Meeting of Stockholders of VIA Pharmaceuticals, Inc. (“VIA”) will be held at 505 Montgomery Street, Suite 2000, San Francisco, CA 94111, on Tuesday, June 2, 2009, at 8:30 a.m., local time, for the following purposes:

1. Electing six (6) directors;

2. Ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2009; and

3. Such other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on April 3, 2009 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. This Notice of Annual Meeting of Stockholders and Proxy Statement and Proxy Card are being sent to stockholders beginning on or about April 17, 2009.

By Order of the Board of Directors.

Lawrence K. Cohen, Ph.D.
President & Chief Executive Officer

San Francisco, California
April 17, 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 2, 2009. The proxy statement and annual report to stockholders on Form 10-K for the year ended December 31, 2008 are available at www.edocumentview.com/viap.

PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT.  EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

VIA PHARMACEUTICALS, INC.
750 Battery St.
Suite 330
San Francisco, CA 94111

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2009

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by our Board of Directors to be voted at the 2009 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The Annual Meeting will be held at 505 Montgomery Street, Suite 2000, San Francisco, CA 94111, on Tuesday, June 2, 2009, at 8:30 a.m., local time.

On June 5, 2007, Corautus Genetics Inc. (“Corautus”) completed a merger (the “Merger”) with privately-held VIA Pharmaceuticals, Inc. pursuant to an Agreement and Plan of Merger and Reorganization, dated February 7, 2007, by and among Corautus, privately-held VIA Pharmaceuticals, Inc. and Resurgens Merger Corp., a wholly owned subsidiary of Corautus. Pursuant to the Merger, Resurgens Merger Corp. merged with and into privately-held VIA Pharmaceuticals, Inc., which continued as the surviving company as a wholly owned subsidiary of Corautus. Following effectiveness of the Merger on June 5, 2007, privately-held VIA Pharmaceuticals, Inc. merged with and into Corautus, pursuant to which Corautus continued as the surviving corporation (the “Parent-Subsidiary Merger”). Immediately following the Parent-Subsidiary Merger, Corautus changed its corporate name from “Corautus Genetics Inc.” to “VIA Pharmaceuticals, Inc.” When used in this Proxy Statement, the terms the “Company,” “we,” “us,” “our” and “VIA” refer to the renamed VIA Pharmaceuticals, Inc. (formerly known as Corautus Genetics Inc.).

The Securities and Exchange Commission (“SEC”) rules require us to provide our Annual Report for the fiscal year ended December 31, 2008 to stockholders who receive this Proxy Statement. Accordingly, we have enclosed our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed on March 27, 2009 with this Proxy Statement, and we will also provide copies of such documents to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Pursuant to rules adopted by the SEC, the Company is also providing access to its proxy materials over the Internet. All shareholders will have the ability to access the proxy materials at www.edocumentview.com/viap. Additional copies of the Annual Report (not including documents incorporated by reference), are available to any stockholder without charge upon written request to VIA Pharmaceuticals, Inc. to the attention of James G. Stewart, Senior Vice President, Chief Financial Officer and Secretary, VIA Pharmaceuticals, Inc., 750 Battery St., Suite 330, San Francisco, CA 94111. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or at our website, www.viapharmaceuticals.com.

The date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is on or about April 17, 2009.

GENERAL INFORMATION ABOUT VOTING

Record Date

As of April 3, 2009, the record date for the Annual Meeting, 20,648,476 shares of our Common Stock were outstanding. Only holders of record of our Common Stock as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at VIA

Pharmaceuticals, Inc., 750 Battery Street, Suite 330, San Francisco, CA 94111 for a period of ten (10) days prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.

Quorum and Revocability of Proxies

Each share of our Common Stock entitles the holder of record thereof to one vote. No other securities are entitled to be voted at the Annual Meeting. Each stockholder may vote in person or by proxy on all matters that properly come before the Annual Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for purposes of voting at the Annual Meeting. Properly executed proxies marked “ABSTAIN” or “WITHHOLD AUTHORITY,” as well as broker non-votes will be counted as “present” for purposes of determining the existence of a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Our Board of Directors (the “Board”) is soliciting the enclosed proxy for use in connection with the Annual Meeting and any postponement or adjournment thereof. If the enclosed proxy is voted via the Internet, by telephone or the proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. For each proposal, you may vote “FOR,” “AGAINST” or you may elect to either: “WITHHOLD AUTHORITY” (Proposal 1) or “ABSTAIN” (Proposal 2). Returning your completed proxy card, voting on the Internet or by telephone will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to: VIA Pharmaceuticals, Inc., 750 Battery St., Suite 330, San Francisco, CA 94111, Attention: James G. Stewart. Beneficial owners of our Common Stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy.

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (1) for the nominees for director named in this Proxy Statement; (2) for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2009; and (3) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters that properly come before the Annual Meeting.

We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of Common Stock.

Broker Voting

Brokers holding shares of record in “street name” for a client have the discretionary authority to vote on some matters if they do not receive instructions from the client regarding how the client wants the shares voted at least 10 days before the date of the Annual Meeting. There are also some matters with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the client. When a broker does not have discretion to vote on a particular matter and the client has not given timely instructions on how the broker should vote, a broker non-vote results. Any broker non-vote will be counted as present at the Annual Meeting for purposes of determining a quorum, but will be treated as not entitled to vote with respect to certain matters.

The proposals to elect directors (Proposal 1) and to ratify the appointment of our independent registered public accounting firm (Proposal 2) are considered “discretionary” items and brokers are permitted to vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Annual Meeting.

Required Vote

Proposal 1

In voting with regard to the proposal to elect directors (Proposal 1), you may vote in favor of all nominees, withhold your vote as to all nominees or vote in favor of or withhold your vote as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and our Restated Certificate of Incorporation and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors. Stockholders have no right to cumulative voting as to any matter, including the election of directors.

Proposal 2

In voting with regard to the proposal to ratify the Audit Committee’s appointment of the independent registered public accounting firm (Proposal 2), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The vote required to approve the proposal is governed by Delaware law and our Restated Certificate of Incorporation and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore will have the same legal effect as voting against the proposal.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford to stockholders the opportunity to dissent from the actions described herein and receive an agreed or judicially appraised value for their shares of Common Stock.

DESCRIPTION OF CORAUTUS GENETICS INC. AND VIA PHARMACEUTICALS, INC.
MERGER TRANSACTION

On June 5, 2007, Corautus Genetics Inc. (“Corautus”) completed a merger (the “Merger”) with privately-held VIA Pharmaceuticals, Inc. pursuant to an Agreement and Plan of Merger and Reorganization, dated February 7, 2007 (the “Merger Agreement”), by and among Corautus, privately-held VIA Pharmaceuticals, Inc. and Resurgens Merger Corp., a wholly owned subsidiary of Corautus. Pursuant to the Merger, Resurgens Merger Corp. merged with and into privately-held VIA Pharmaceuticals, Inc., which continued as the surviving company as a wholly owned subsidiary of Corautus. In connection with the Merger, each share of Series A Preferred Stock and common stock of privately-held VIA Pharmaceuticals, Inc. issued and outstanding immediately prior to the effective time of the Merger was converted into .371721 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (which ratio reflected the 1-for-15 reverse stock split effectuated by the Company immediately prior to the closing of the Merger). In addition, the Company assumed all outstanding options to purchase common stock of privately-held VIA Pharmaceuticals, Inc. and such options became options to purchase Common Stock of the Company. Immediately following the closing of the Merger, former VIA equityholders owned approximately 78% and pre-merger Corautus stockholders owned approximately 22% of the capital stock of the Company, determined on a fully-diluted basis.

Following effectiveness of the Merger on June 5, 2007, privately-held VIA Pharmaceuticals, Inc. merged with and into Corautus, pursuant to which Corautus continued as the surviving corporation (the “Parent-Subsidiary Merger”). Immediately following the Parent-Subsidiary Merger, Corautus changed its corporate name from “Corautus Genetics Inc.” to “VIA Pharmaceuticals, Inc.” The Parent-Subsidiary Merger was intended, among other things, to allow the business of privately-held VIA Pharmaceuticals, Inc. to be conducted by the Company directly given that privately-held VIA Pharmaceuticals, Inc.’s business became the primary business of the

Company following the Merger. As a result of the Parent-Subsidiary Merger, the Company, as the surviving corporation, succeeded by operation of law to all of the rights, privileges, powers, franchises and obligations of privately-held VIA Pharmaceuticals, Inc.

Pursuant to the terms of the Merger Agreement, each of Richard E. Otto, Robert T. Atwood, Eric N. Falkenberg, James C. Gilstrap, F. Richard Nichol, B. Lynne Parshall, Ivor Royston and Victor W. Schmitt resigned from the Company’s Board of Directors effective as of the closing of the Merger on June 5, 2007, and the size of the Board of Directors was reduced from nine to seven members. Also effective at the closing of the Merger, Richard L. Anderson, Mark N.K. Bagnall, Lawrence K. Cohen, Fred B. Craves, Douglass B. Given and David T. Howard were each appointed to the Board to fill the vacancies created by the resignations described in the preceding sentence. Pursuant to the terms of the Merger Agreement, John R. Larson was designated by Corautus Genetics Inc. to remain on the Board after the closing of the Merger. On December 14, 2007 and June 2, 2008, all seven members of the Board of Directors were reelected at the 2007 and 2008 Annual Meeting of the Company’s Stockholders, respectively.

In accordance with the terms of the Merger Agreement, immediately following the consummation of the Merger, the Board of Directors appointed Lawrence K. Cohen to serve as President and Chief Executive Officer, James G. Stewart to serve as Senior Vice President, Chief Financial Officer and Secretary, and Adeoye Y. Olukotun to serve as Chief Medical Officer of the Company, each of whom served in these positions at privately-held VIA Pharmaceuticals, Inc. prior to the consummation of the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our Common stock as of April 3, 2009 for:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all directors and named executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to the securities. Except as otherwise provided by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock underlying options or warrants held by such persons that are currently exercisable or exercisable within 60 days of April 3, 2009, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage of beneficial ownership is based on 20,648,476 shares of Common Stock outstanding as of April 3, 2009.

Unless otherwise indicated, the address of each individual listed below is c/o VIA Pharmaceuticals, Inc., 750 Battery Street, Suite 330, San Francisco, California 94111.

			Percentage
			Beneficially
Name of Beneficial Owner	Number of Shares		Owned

5% Stockholders:
Bay City Capital LLC	93,387,779	(1)	89.8%
XMark Opportunity Partners, LLC	1,685,769	(2)	8.2%
Directors and Named Executive Officers:
Mark N.K. Bagnall	35,575	(3)	*
Lawrence K. Cohen, Ph.D.	828,466	(4)	3.9%
Fred B. Craves, Ph.D.	—		—
Douglass B. Given, M.D., Ph.D., M.B.A.	122,867	(5)	*
David T. Howard	35,575	(6)	*
John R. Larson	55,345	(7)	*
James G. Stewart	364,387	(8)	1.8%
Rebecca A. Taub, M.D.	235,832	(9)	1.1%
Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C.	176,215	(10)	*
All directors and named executive officers as a group (10 persons)	1,854,262	(11)	8.6%

*	Less than 1%.

(1)	The information included in the beneficial ownership table is based on a Schedule 13D/A filed by Bay City Capital LLC on March 12, 2009. Bay City Capital LLC (“BCC”) is the manager of Bay City Capital Management IV LLC (“Management IV”). Management IV is the general partner of Bay City Capital Fund IV, L.P. (“Fund IV”) and Bay City Capital Fund IV Co-Investment Fund, L.P. (“Co-Investment Fund”), which own of record 9,842,297 and 212,149 shares of Common Stock, respectively. In connection with the loan transaction entered into between the Company and Fund IV and Co-Investment Fund, as described under “Related Party Transactions — Bay City Capital Relationship,” the Company issued to Fund IV and

Co-Investment Fund warrants (the “Warrants”) to purchase up to an aggregate of 81,575,000 and 1,758,333 shares of the Company’s Common Stock, respectively (collectively, the “Warrant Shares”), at an exercise price of $0.12 per share. Based on the initial $2,000,000 in borrowings by the Company, 8,333,333 and 175,833 of the Warrant Shares held by Fund IV and Co-Investment Fund, respectively, vested immediately on the date of grant and the remaining one-half of the Warrant Shares will vest and become exercisable on April 26, 2009, provided that the Company has not completed a debt, equity or combined debt or equity financing resulting in gross proceeds or available credit to the Company of not less than $20,000,000 (a “Financing”). Subject to the approval of Fund IV and Co-Investment Fund, the Company may borrow up to an additional $7,831,200 and $168,800 from Fund IV and Co-Investment Fund, respectively. At each subsequent closing, the Warrants will vest with respect to additional shares in proportion to the additional amount borrowed by the Company at the same coverage ratio as the initial closing and at the same vesting schedule, such that one-half of such additional shares will vest on the date of the subsequent closing and the remaining one-half of such shares will vest 45 days after such closing, provided that the Company has not completed a Financing. The aggregate number of Warrant Shares that may potentially vest and become exercisable by Fund IV and Co-Investment Fund are 81,575,000 and 1,758,333, respectively. BCC has sole voting and investment power over the shares held of record by Fund IV and Co-Investment Fund. BCC is managed by a board of managers currently comprised of four managers, none of whom, acting individually, has voting control or investment discretion with respect to the securities owned. Fred B. Craves, a member of the Company’s Board of Directors, is the founder, chairman of and a manager of BCC. Dr. Craves also owns 22.0588% of the membership interests in BCC. Douglass Given, the chairman of the Company’s Board, is a partner of BCC. Each of Drs. Craves and Given disclaims beneficial ownership of the shares held by Fund IV and Co-Investment Fund, except to the extent of their respective proportionate pecuniary interests therein. The address of BCC is 750 Battery Street, Suite 400, San Francisco, CA 94111.

(2)	The information included in the beneficial ownership table is based on a Schedule 13G/A filed by Xmark Opportunity Partners, LLC on February 17, 2009 and represents 361,655 shares owned by Xmark Opportunity Fund, L.P. (“Opportunity LP”) and 1,324,114 shares owned by Xmark Opportunity Fund, Ltd. (“Opportunity Ltd.”). The beneficial owner, Xmark Opportunity Partners, LLC, a Delaware limited liability company (“Opportunity Partners”), is the sole member of the investment manager of Opportunity LP and Opportunity Ltd., and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by Opportunity LP and Opportunity Ltd. Opportunity Partners’ interest in the securities reported herein is limited to the extent of its pecuniary interest in Opportunity LP and Opportunity Ltd., if any. Mitchell D. Kaye and David C. Cavalier, the Chief Executive Officer and Chief Operating Officer, respectively, of Xmark Capital Partners, LLC, the Managing Member of Opportunity Partners, share voting and investment power with respect to all securities beneficially owned by Opportunity Partners. The address of Opportunity Partners is 90 Grove Street, Suite 201, Ridgefield, CT 06877.

(3)	Represents options to purchase 35,575 shares of Common Stock which are exercisable within 60 days of April 3, 2009.

(4)	As described under “Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction,” Dr. Cohen was appointed President and Chief Executive Officer of the Company on June 5, 2007 following the consummation of the Merger. The share number includes (i) options to purchase 408,806 shares of Common Stock which are exercisable within 60 days of April 3, 2009, (ii) 11,433 unvested shares acquired upon early exercise of options, which shares are subject to repurchase by the Company upon termination of employment and (iii) 237,500 unvested shares acquired upon the issuance of restricted stock, which shares are subject to forfeiture upon termination of employment or service for any reason.

(5)	Represents 122,867 shares of Common Stock held of record by the Douglass and Kim Given Revocable Trust, for which Douglass Given serves as trustee.

(6)	Represents options to purchase 35,575 shares of Common Stock which are exercisable within 60 days of April 3, 2009.

(7)	Includes (i) 2,342 shares owned of record by Clique Capital, LLC, for which Mr. Larson serves as Managing Director and (ii) options to purchase 50,952 shares of Common Stock which are exercisable within 60 days of April 3, 2009.

(8)	As described under “Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction,” Mr. Stewart was appointed Senior Vice President, Chief Financial Officer and Secretary of the Company on June 5, 2007 following the consummation of the Merger. The share number includes (i) options to purchase 146,457 shares of Common Stock which are exercisable within 60 days of April 3, 2009, (ii) 20,928 unvested shares acquired upon early exercise of options, which shares are subject to repurchase by the Company upon termination of employment and (iii) 98,959 unvested shares acquired upon the issuance of restricted stock, which shares are subject to forfeiture upon termination of employment or service for any reason.

(9)	Dr. Taub was hired and appointed Senior Vice President, Research & Development on January 14, 2008. The share number includes (i) options to purchase 78,332 shares of Common Stock which are exercisable within 60 days of April 3, 2009 and (ii) 98,959 unvested shares acquired upon the issuance of restricted stock, which shares are subject to forfeiture upon termination of employment or service for any reason.

(10)	As described under “Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction,” Dr. Olukotun was appointed Chief Medical Officer of the Company on June 5, 2007 following the consummation of the Merger. Pursuant to a Consulting Agreement, dated January 29, 2009, Dr. Olukotun became a consultant to the Company but continues to serve as Chief Medical Officer of the Company. The share number includes options to purchase 60,833 shares of Common Stock which are exercisable within 60 days of April 3, 2009.

(11)	Includes options to purchase 816,530 shares of Common Stock which are exercisable within 60 days of April 3, 2009.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of six (6) members: Mark N.K. Bagnall, Lawrence K. Cohen, Fred B. Craves, Douglass B. Given, David T. Howard and John R. Larson. As more fully described in the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2009, there is currently one vacancy on the Board created by the death of Richard L. Anderson, an independent director and member of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee, over the March 21, 2009 weekend. As a result of Mr. Anderson’s death, the Company’s Board is no longer comprised of a majority of independent directors and the Company’s Audit Committee is no longer comprised of at least three independent directors. Pursuant to NASDAQ Rules, the Company has until September 17, 2009 to replace Mr. Anderson and appoint a new director who satisfies the NASDAQ independence requirements. The Board has nominated each of the current members for election as directors at the 2009 Annual Meeting. If elected as a director at the Annual Meeting, each of the nominees will serve and hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors or fill the position.

The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal No. 1 to elect Mark N.K. Bagnall, Lawrence K. Cohen, Fred B. Craves, Douglass B. Given, David T. Howard, and John R. Larson as directors to serve and hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Director Independence

Our Corporate Governance Principles require that the Board of Directors be comprised of a majority of directors who qualify as independent directors under the listing standards of The NASDAQ Stock Market. The

NASDAQ independence criteria include various objective standards and a subjective test. A member of the Board is not considered independent under the objective standards if, for example, he or she is employed by the Company or if the Company paid his or her family member more than $120,000 during any period of twelve consecutive months within the past three years. For example, Dr. Cohen is not independent because he is employed by the Company. The subjective test requires that each independent director not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and the subjective test is made in the context of the objective standards. In making its independence determinations, the Board generally considers commercial, financial services, charitable, and other transactions and other relationships between the Company and each director and his or her family members and affiliated entities. Based on its review, the Board has determined that each of the Company’s directors, except for Drs. Cohen, Craves and Given, are independent as defined by the applicable NASDAQ Stock Market listing standards and under applicable law. However, as a result of the death over the March 21, 2009 weekend of Richard L. Anderson, an independent director and member of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee, the Company’s Board of Directors is no longer comprised of a majority of independent directors. In accordance with NASDAQ Rules and our Corporate Governance Principles, the Company has until September 17, 2009 to regain compliance with the NASDAQ listing standards. Additionally, as more fully described in the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2009, the Company received notice from the staff of NASDAQ on March 31, 2009 that it did not currently comply with NASDAQ Marketplace Rule 4310(c)(3). The Company submitted a specific plan to achieve and sustain compliance with the $2,500,000 stockholders’ equity standard prior to the notice’s April 15, 2009 deadline.

Directors and Executive Officers

Set forth below is certain biographical information as of April 3, 2009 regarding our current directors (all of which are nominees for director) and current executive officers.

Name	Age	Title

Lawrence K. Cohen, Ph.D.	55	Director, Chief Executive Officer & President (Nominee for Director)
James G. Stewart	56	Senior Vice President, Chief Financial Officer and Secretary
Rebecca A. Taub, M.D.	57	Senior Vice President, Research and Development
Douglass B. Given, M.D., Ph.D., M.B.A.	57	Chairman of the Board of Directors (Nominee for Director)
Mark N.K. Bagnall(1)(2)(3)	52	Director (Nominee for Director)
Fred B. Craves, Ph.D.	63	Director (Nominee for Director)
David T. Howard(1)(2)(3)	59	Director (Nominee for Director)
John R. Larson	62	Director (Nominee for Director)

1.	Member of the Audit Committee.

2.	Member of the Compensation Committee.

3.	Member of the Nominating and Governance Committee.

Lawrence K. Cohen, Ph.D.  Lawrence K. Cohen has served as President, Chief Executive Officer and a director of the Company since the consummation of the Merger on June 5, 2007, and prior to that time served as President, Chief Executive Officer and a director of privately-held VIA Pharmaceuticals, Inc. since its formation in 2004. Previously, he was the Chief Executive Officer of Zyomyx, Inc., a privately-held biotechnology company focused on protein chip technologies. Dr. Cohen joined Zyomyx in 1999 as Chief Operating Officer, where he was responsible for all internal activities, including research and development, business development, financing and operations. Dr. Cohen received a Ph.D. in Microbiology from the University of Illinois and completed his postdoctoral work in Molecular Biology at the Dana-Farber Cancer Institute and the Department of Biological Chemistry at Harvard Medical School.

James G. Stewart.  James G. Stewart has served as Senior Vice President, Chief Financial Officer and Secretary of the Company since the consummation of the Merger on June 5, 2007, and prior to that time served as Senior Vice President, Chief Financial Officer and Secretary of privately-held VIA Pharmaceuticals, Inc. since November 2006. From 1988, Mr. Stewart has held a number of senior financial and operating roles with privately-held, venture backed companies in a number of industries, including telecommunications, corporate ethics and governance, semiconductor equipment and wireless sensors. From April 2005 to August 2006, Mr. Stewart served as Senior Vice President, Chief Financial Officer at Advanced Cell Technology, a public biotechnology company focused on stem cell derived products. From August 2004 to March 2005, Mr. Stewart served as Chief Financial Officer and Executive Vice President Administrator at LRN, a private venture capital-backed company focused on corporate governance matters. From April 2002 to July 2004, he served as Chief Financial Officer of SS8 Networks, Inc., a private venture capital-backed telecommunications company. From March 2001 to March 2002, Mr. Stewart served as Chief Financial Officer of Graviton, Inc., a private venture capital-backed technology company. From February 1999 to March 2001, Mr. Stewart served as Chief Financial Officer at Ventro Corporation, a public business-to-business marketplace company, where he was responsible for raising significant capital in the company’s initial public offering and subsequent debt offering. From June 1995 to February 1999, Mr. Stewart served as Chief Financial Officer of CN Biosciences, Inc., a public life sciences company where he was responsible for the company’s initial public offering and management of finance and other operating responsibilities culminating in the successful sale of the business to Merck KgaA Darmstadt. Prior to CN Biosciences, Mr. Stewart held key finance and operating responsibilities at two other companies after leaving Ernst & Young (formerly Arthur Young & Co.) where he ultimately served as an audit partner after 13 years with the firm. Mr. Stewart holds a B.A. from the University of Southern California.

Rebecca A. Taub, M.D.  Rebecca A. Taub has served as Senior Vice President of Research and Development of the Company since January 14, 2008, and prior to that time served as Vice President of Research in Metabolic Diseases of Roche Pharmaceuticals, a unit of Roche Holding Ltd. since 2004. While at Roche Dr. Taub oversaw drug discovery programs in diabetes, dyslipidemia and obesity, including target identification, lead optimization and advancement of preclinical candidates into clinical development. From 2000 through 2003, Dr. Taub worked at Bristol-Myers Squibb Co. and Dupont Pharmaceutical Company, which was acquired by Bristol-Myers in 2001, in a variety of positions, including executive director of CNS and obesity research. Before becoming a pharmaceutical executive, Dr. Taub served in a number of academic medicine and biomedical research positions. She was a tenured professor of genetics and medicine at the University of Pennsylvania School of Medicine from 1997 to 2001, and she remains an adjunct professor. Earlier she was an assistant professor at the Joslin Diabetes Center of Harvard Medical School, Harvard University and an associate investigator with the Howard Hughes Medical Institute. She is the author of more than 120 research articles. Dr. Taub received her M.D. from Yale University School of Medicine and B.A. from Yale College.

Douglass B. Given, M.D., Ph.D., M.B.A.  Douglass B. Given has served as Chairman of the Company’s Board of Directors since the consummation of the Merger on June 5, 2007, and prior to that time served as Chairman of privately-held VIA Pharmaceuticals, Inc.’s Board of Directors since its formation in 2004. Dr. Given is a partner at Bay City Capital LLC, which manages investment funds in the life sciences industry, and was founded in June 1997. From July 2001 to June 2003, Dr. Given served as the Chief Executive Officer and Director of NeoRx Corporation, a cancer therapeutics company. Dr. Given was Corporate Senior Vice President and Chief Technology Officer of Mallinckrodt, Inc. from August 1999 to October 2000. Dr. Given chairs the advisory board to the University of Chicago for Biological Sciences, and the Pritzker School of Medicine, serves on the Health Advisory Board of Johns Hopkins Bloomberg School of Public Health and serves on the International Advisory Council of the Harvard School of Public Health, AIDS/HIV Initiative. Dr. Given is Chairman of Vivaldi Biosciences, an anti-viral and vaccine development company. Dr. Given earned his M.D. and Ph.D. from the University of Chicago and his M.B.A. from the Wharton School, University of Pennsylvania. He was a fellow in Internal Medicine and Infectious Diseases at Harvard Medical School and Massachusetts General Hospital.

Mark N.K. Bagnall.  Mark N.K. Bagnall has served as a director of the Company since June 5, 2007. Since March 2009, Mr. Bagnall has served as Chief Financial Officer of ProGenTech, a privately-held life science and molecular diagnostic company. From April to December 2008, Mr. Bagnall served as Executive Vice President, Chief Financial Officer and a member of the board of directors of ADVENTRX Pharmaceuticals, Inc., a biopharmaceutical research and development company focused on commercializing proprietary product candidates for the treatment of cancer. He continues to serve as a member of the board of ADVENTRX. From May 2000 to June 2007, Mr. Bagnall was Senior Vice President and Chief Finance and Operations Officer of Metabolex, Inc., a privately-held pharmaceutical company focused on the development of drugs to treat diabetes and related metabolic disorders. Mr. Bagnall has been in the biotechnology industry for over 20 years. In the 12 years prior to joining Metabolex, Mr. Bagnall held the top financial position at four life science companies: Metrika, Inc., a privately-held diagnostics company, and three public biotechnology companies: Progenitor, Inc., Somatix Therapy Corporation, and Hana Biologics, Inc. During his career in biotechnology, he has managed several private and public financings, merger and acquisition transactions and corporate licensing agreements. Mr. Bagnall received his B.S. in Business Administration from the U.C. Berkeley Business School and is a Certified Public Accountant.

Fred B. Craves, Ph.D.  Fred B. Craves has served as a director of the Company since the consummation of the Merger on June 5, 2007, and prior to that time served as a director of privately-held VIA Pharmaceuticals, Inc. since January 2005. Dr. Craves is an Investment Partner, Managing Director and founder of Bay City Capital, a manager of investment funds in the life sciences industry, and serves as a member of the board of directors and Chairman of the executive committee. Before founding Bay City Capital, he spent over 25 years leading and managing biotechnology and pharmaceutical companies. Previously, he was Executive Vice President of Schering Berlin, a pharmaceutical company, and Chief Executive Officer and President of Berlex Biosciences, a research, development and manufacturing organization. He founded Burrill & Craves, a merchant bank focused on biotechnology and emerging pharmaceutical companies. He was also the founding Chairman of the Board and Chief Executive Officer of Codon and co-founder of Creative Biomolecules, both biotechnology companies. Dr. Craves is a member of the board of directors of Poniard Pharmaceuticals, a biopharmaceutical company focused on oncology. He also serves as a member of The J. David Gladstone Institutes’ Advisory Council and is a member of the Board of Trustees of Loyola Marymount University in Los Angeles. Dr. Craves earned a B.S. in Biology from Georgetown University and a Ph.D. in Pharmacology and Toxicology from the University of California, San Francisco.

David T. Howard.  David T. Howard has served as a director of the Company since the consummation of the Merger on June 5, 2007. Mr. Howard joined the Board of Directors of Angiotech Pharmaceuticals, Inc., a pharmaceutical and medical device company, in March 2000 and became Chairperson of the Board of Directors in September 2002. Mr. Howard is a director of SemBioSys Genetics, Inc., a biotechnology company, and MSI Methylation Sciences Inc., a privately-owned biotechnology company located in Vancouver, British Columbia. Previously, he was Chair of the Board and Chief Executive Officer of SCOLR, Inc., a biopharmaceutical company located in Redmond, Washington. Prior to this, Mr. Howard served as President and Chief Operating Officer of two pharmaceutical companies: Novopharm International of Toronto, Ontario and President of Novopharm USA, Inc. Mr. Howard’s industry experience includes operational and strategic positions with Boehringer Mannheim Canada, where he was Vice President Pharmaceuticals Division, and Rhône-Poulenc Pharma in Montreal and Paris, where he was Vice-President Sales and Marketing and International Product Manager, respectively.

John R. Larson.  John R. Larson has served as a director of the Company since the consummation of the February 2003 merger between Genstar Therapeutics Corporation and Vascular Genetics Inc. Prior to such merger, he served as a director of Vascular Genetics since 1999. Mr. Larson is a founder of Prolifaron, Inc., an early-stage biotechnology company started in 1997 and sold to Alexion Pharmaceuticals, Inc. in 2000, and a founder of Materia, Inc., a research and development company specializing in new applications of patented polymer products. Mr. Larson served as a director for Prolifaron, Inc. from April 1997 to September 2000, a director of Materia, Inc. from 1997 to 1999 , and a director of Northland Securities, Inc. from October 2002 to September 2004. Since December 1999, he has served as the Managing Director of Clique Capital, LLC, a venture capital group focused in the healthcare and technology area. Mr. Larson practiced law for over 30 years concentrating in the areas of securities and finance and since August 2000 has been an “Of Counsel” with the law firm of Messerli & Kramer. Mr. Larson has been a frequent speaker on securities matters, having served as Commissioner of Securities and Chairman of the Commerce Commission for the State of Minnesota. In such capacity, Mr. Larson served on a number of committees for the North American Securities Administrators Association, Inc. and the National Association of Securities Dealers, Inc. Mr. Larson serves as Secretary for The Minikahda Club. Mr. Larson also serves as an officer and director of Armada Media Corporation, a privately held company that owns and operates radio stations in small and mid-sized markets. Mr. Larson holds a B.A. degree from Minnesota State University and a J.D. from William Mitchell College of Law.

There are no family relationships among any of our directors and executive officers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. In addition to the standing committees, the Board from time to time establishes special purpose committees.

During the fiscal year ended December 31, 2008, the Company’s Board of Directors held twelve meetings, the Audit Committee held six meetings, the Compensation Committee held five meetings, and the Nominating and Governance Committee held two meetings. The Company’s Corporate Governance Principles provide that Board members are expected to regularly prepare for and attend all meetings of the Board and of each committee that the director is a member, with the understanding that, on occasion, a director may be unable to attend a meeting. The Corporate Governance Principles are posted on our website at www.viapharmaceuticals.com under the headings “Investor Relations — Corporate Governance — Committee Charters — Corporate Governance Principles.”

The Audit Committee

On June 5, 2007 following the completion of the Merger, our Board adopted a charter that sets forth the responsibilities of the Audit Committee, and we amended the Audit Committee charter on March 25, 2009. The Audit Committee’s charter, as amended, is posted on our website at www.viapharmaceuticals.com under the headings “Investor Relations — Corporate Governance — Committee Charters — Audit Committee Charter.” The purpose of the Audit Committee is to assist the Board with its oversight responsibilities regarding: (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices; (2) the soundness of the Company’s system of internal controls regarding finance, accounting and disclosure compliance; (3) the independent auditor’s qualifications, engagement, compensation and independence; (4) the performance of the Company’s internal audit function and independent auditor; (5) the Company’s compliance with legal and regulatory requirements in connection with the foregoing; (6) compliance with the Company’s Code of Business Conduct and Ethics to the extent such Code of Ethics addresses financial and accounting related matters; and (7) addressing certain concerns related to accounting, internal accounting controls and auditing matters as provided in the Company’s Complaint and Investigation Procedures for Accounting, Internal Accounting Controls, Fraud or Other Matters.

The Audit Committee charter provides that such Committee shall consist of three or more members of the Board. There is currently one vacancy on the Audit Committee created by the death of Richard L. Anderson over the March 21, 2009 weekend. Pursuant to NASDAQ Rules and the Company’s Audit Committee charter, the Company has until September 17, 2009 to replace Mr. Anderson on the Audit Committee and appoint a new director who is independent as defined by the rules of the SEC and the applicable NASDAQ Stock Market listing standards. The members of the Audit Committee are Mark N.K. Bagnall (chair) and David T. Howard, each of whom has been determined by the Board of Directors to be independent as defined by the rules of the SEC and the applicable NASDAQ Stock Market listing standards. The Board of Directors has also determined that Mr. Bagnall is an “audit committee financial expert,” as defined under Item 407(d) of Regulation S-K, and “financially sophisticated” in accordance with the applicable NASDAQ Stock Market listing standards.

The Compensation Committee

On June 5, 2007 following the completion of the Merger, our Board adopted a charter that sets forth the responsibilities of the Compensation Committee, and we amended the Compensation Committee charter on April 15, 2009. The Compensation Committee’s charter, as amended, is posted on our website at www.viapharmaceuticals.com under the headings “Investor Relations — Corporate Governance — Committee Charters — Compensation Committee Charter.” The purposes of the Compensation Committee are to discharge the

Board’s responsibilities relating to: (1) the establishment and maintenance of compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to enable the Company to achieve superior operating results; (2) the compensation of the Company’s executives and non-management directors; and (3) the issuance of an annual report on executive and chief executive officer compensation for inclusion in the Company’s annual proxy statement or Form 10-K, as applicable.

The Compensation Committee recommends to the Board a compensation structure to compensate all levels of management employees of the Company as well as the Company’s non-management directors. At least annually the Compensation Committee reviews and approves the compensation of all executive officers, all merit increases and bonuses, including the establishment of goals and objectives. The Compensation Committee also makes recommendations to the Board as to compensation of non-management directors. The Compensation Committee has the authority to hire compensation consultants, to request management to perform studies and to furnish other information, to obtain advice from external legal, accounting or other advisors, and to make such decisions or recommendations to the Board based thereon as the Compensation Committee deems appropriate. However, since the consummation of the Merger, the Company has not engaged any compensation consultants to assist in determining or recommending the amount or form of executive and director compensation.

During 2008, the Compensation Committee also consulted with Drs. Cohen, Craves and Given in setting base salaries, bonus compensation (including stock option grants) and other compensation arrangements for our executive officers.

The Compensation Committee charter provides that such Committee shall consist of two or more members of the Board. The members of the Compensation Committee are David T. Howard (co-chair) and Mark N.K. Bagnall (co-chair). Each member of the Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board or Directors has determined that each of the members of the Compensation Committee is independent, as defined by the applicable NASDAQ Stock Market listing standards.

The Nominating and Governance Committee

On June 5, 2007 following the completion of the Merger, our Board adopted a charter that sets forth the responsibilities of the Nominating and Governance Committee, and we amended the Nominating and Governance Committee charter on April 15, 2009. The Nominating and Governance Committee’s charter, as amended, is posted on our website at www.viapharmaceuticals.com under the headings “Investor Relations — Corporate Governance — Committee Charters — Nominating and Governance Committee Charter.” The purposes of the Nominating and Governance Committee are to: (1) assist the Board in identifying individuals qualified to become Board members; (2) assist the Board in the selection of nominees for election as directors at the Company’s annual meeting of the stockholders; (3) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; (4) establish policies and procedures regarding the consideration of director nominations from stockholders; (5) recommend to the Board director nominees for each Board committee; (6) review and make recommendations to the Board concerning Board committee structure, operations and Board reporting; (7) evaluate Board and management performance; and (8) oversee compliance with the Company’s Code of Business Conduct and Ethics other than with respect to financial and accounting related matters.

The Nominating and Governance Committee charter provides that such Committee shall consist of two or more members of the Board. The members of the Nominating and Governance Committee are David T. Howard (chair) and Mark N.K. Bagnall. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent, as defined by the applicable NASDAQ Stock Market listing standards.

At an appropriate time prior to each annual meeting of the Company’s stockholders at which directors are to be elected or reelected, and whenever there is otherwise a vacancy on the Board of Directors, the members of the Nominating and Governance Committee will assess the qualifications and effectiveness of the current Board members and, to the extent there is a need, shall actively seek individuals well qualified and available to serve to become Board members. Once a Committee member has identified a potential candidate, the Committee member will recommend the potential candidate to the full Nominating and Governance Committee. Candidates recommended by a stockholder will be evaluated in the same manner as any candidate identified by a Committee member.

The full Nominating and Governance Committee will review each potential candidate’s qualifications and may request such candidate to complete and return a directors and officers questionnaire. If the Committee determines that the potential candidate may be qualified after a preliminary inquiry, the Committee will make an investigation and interview the potential candidate, as necessary, to make an informed final determination.

The Nominating and Governance Committee will select, by majority vote, the most qualified candidate or candidates, as the case may be, to recommend to the Board for selection as a director nominee. Upon selection of one or more director nominees, the Chairman of the Board will extend an invitation to the individual to become a director nominee to be included on the proxy card for election at the next annual meeting.

Nomination of Directors

Recommendations to the Board of Directors for election as directors of VIA at an annual meeting may be made only by the Nominating and Governance Committee or by the Company’s stockholders (through the Nominating and Governance Committee) who comply with the timing, informational, and other requirements of our Bylaws. Stockholders have the right to recommend persons for nomination by submitting such recommendation, in written form, to the Nominating and Governance Committee, and such recommendation will be evaluated pursuant to the policies and procedures adopted by the Board. Such recommendation must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices not later than 120 calendar days prior to the anniversary of the date the Company’s prior year proxy statement was first made available to stockholders, except that if no annual meeting of stockholders was held in the preceding year or if the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the preceding year’s proxy statement, the notice shall be received by the Secretary at the Company’s principal executive offices not less than 150 calendar days prior to the date of the contemplated annual meeting or the date that is 10 calendar days after the date of the first public announcement or other notification to stockholders of the date of the contemplated annual meeting, whichever first occurs. The deadline to submit recommendations for election as directors at the 2009 Annual Meeting has already passed. Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting proxy statement must submit their proposals so that they are received by the Company before December 22, 2009, which is 120 calendar days before April 21, the date on which the Company’s prior year’s proxy statement was first made available to the Company’s stockholders. The Board of Directors has not yet determined the date of the 2010 Annual Meeting of the Company’s Stockholders, but does not currently anticipate that the date will be changed by more than 30 calendar days from the date of this year’s Annual Meeting.

The Nominating and Governance Committee, in accordance with the board’s governance principles, seeks to create a board that has the ability to contribute to the effective oversight and management of the Company, that is as a whole strong in its collective knowledge of and diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business judgment, biotechnology industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes.

General criteria for the nomination and evaluation of director candidates include:

•	loyalty and commitment to promoting the long term interests of the Company’s stockholders;

•	the highest personal and professional ethical standards and integrity;

•	an ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

•	a history of achievement that reflects superior standards for themselves and others;

•	an ability to take tough positions in constructively-challenging the Company’s management while at the same time working as a team player; and

•	individual backgrounds that provide a portfolio of personal and professional experience and knowledge commensurate with the needs of the Company.

The Committee must also ensure that the members of the board as a group maintain the requisite qualifications under the applicable NASDAQ Stock Market listing standards for populating the Audit, Compensation and Nominating and Governance Committees.

Written recommendations from a stockholder for a director candidate must include the following information:

•	the stockholder’s name and address, as they appear on our corporate books;

•	the class and number of shares that are beneficially owned by such stockholder;

•	the dates upon which the stockholder acquired such shares; and

•	documentary support for any claim of beneficial ownership.

Additionally, the recommendation needs to include, as to each person whom the stockholder proposes to recommend to the Nominating and Governance Committee for nomination to election or reelection as a director, all information relating to the person that is required pursuant to Regulation 14A under the Exchange Act, as amended, and evidence satisfactory to us that the nominee has no interests that would limit their ability to fulfill their duties of office.

Once the Nominating and Governance Committee receives a recommendation, it will deliver a questionnaire to the director candidate that requests additional information about his or her independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the individual, as well as certain information that must be disclosed about the individual in the Company’s proxy statement, if nominated. Individuals must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee will review the stockholder recommendations and make recommendations to the Board of Directors that the Committee feels are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee has not received any recommendations from stockholders for the 2009 Annual Meeting.

Communications with the Board of Directors

Stockholders may contact an individual director or the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means:

Mail:	Attn: Board of Directors VIA Pharmaceuticals, Inc. 750 Battery Street, Suite 330 San Francisco, CA 94111

Email:	AskBoard@viapharmaceuticals.com

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments within the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests the Company’s general information.

Complaint and Investigation Procedures for Accounting, Internal Accounting Controls, Fraud or Auditing Matters

We have created procedures for confidential submission of complaints or concerns relating to accounting or auditing matters and contracted with Shareholder.com to facilitate the gathering, monitoring and delivering reports on any submissions. As of the date of this report, there have been no submissions of complaints or concerns to Shareholder.com. Complaints or concerns about our accounting, internal accounting controls or auditing matters may be submitted to the Audit Committee and our executive officers by contacting Shareholder.com.

Shareholder.com provides phone, internet and e-mail access and is available 24 hours per day, seven days per week, 365 days per year. The hotline number is 1-866-713-4532 and the website is www.openboard.info/via/. Any person may submit a written Accounting Complaint to via@openboard.com.

Our Audit Committee under the direction and oversight of the Audit Committee Chair will promptly review all submissions and determine the appropriate course of action. The Audit Committee Chair has the authority, in his discretion, to bring any submission immediately to the attention of other parties or persons, including the full Board, accountants and attorneys. The Audit Committee Chair shall determine the appropriate means of addressing the concerns or complaints and delegate that task to the appropriate member of senior management, or take such other action as it deems necessary or appropriate to address the complaint or concern, including obtaining outside counsel or other advisors to assist the Audit Committee.

Code of Conduct

On June 5, 2007, we adopted a Code of Business Conduct and Ethics, which applies to all of our officers, directors and employees, and we amended the Code of Business Conduct and Ethics on April 16, 2008. Our Code of Business Conduct and Ethics, as amended, is posted on our website at www.viapharmaceuticals.com under the headings “Investor Relations — Corporate Governance — Other Governance Documents — Code of Business Conduct and Ethics.” We will also provide a copy of the Code of Business Conduct and Ethics to stockholders upon request. Any amendments to our Code of Business Conduct and Ethics will be posted on our website. In addition, any waivers from any provision of our Code of Business Conduct and Ethics for directors or executive officers will be promptly disclosed to our stockholders by filing a report on Form 8-K.

ITEM 8.	COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The total compensation paid to the Company’s Principal Executive Officer and its three highest compensated executive officers other than the Principal Executive Officer, respectively, for services rendered in 2008 and 2007, as applicable, is summarized as follows:

						All Other
				Stock Awards	Option Awards	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	($)(3)	($)(4)	Total ($)

Lawrence K. Cohen	2008	$385,000	$—	$889	$428,371	$29,104	$843,364
Principal Executive Officer	2007	$360,000	$300,000	$0	$127,089	$2,650	$789,739
James G. Stewart	2008	$325,000	$—	$370	$298,305	$13,068	$636,743
Principal Financial Officer	2007	$304,167	$240,000	$0	$229,767	$210,228	$984,162
Adeoye Y. Olukotun	2008	$280,000	$—	$0	$71,058	$21,325	$372,383
Chief Medical Officer	2007	$233,333	$175,000	$0	$11,427	$2,757	$422,517
Rebecca. A. Taub	2008	$289,808	$—	$370	$85,387	$17,099	$392,664
Senior Vice President, Research & Development

Footnotes to Summary Compensation Table

(1)	A decision on performance bonus compensation earned in 2008 has been deferred and therefore is not calculable as of April 17, 2009. It is expected that a determination will be made on the amount of performance bonus compensation earned in 2008, if any, once the Company is able to secure additional financing.

(2)	Represents the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year (for the grant awarded on December 17, 2008) determined under Financial Accounting Standards No. 123R (“FAS 123R”) using assumptions set forth in the footnotes to the financial statements in the Annual Report on Form 10-K for the year ended 2008 but disregarding the estimate of forfeitures related to service-based vesting conditions.

(3)	Represents the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year (for all outstanding stock option grants) determined under FAS 123R using assumptions set forth in the footnotes to the financial statements in the Annual Report on Form 10-K for the year ended 2008.

(4)	Represents the dollar value of: (i) any insurance premiums paid by the Company with respect to life insurance in 2008, (ii) tax gross-up payments made by the Company with respect to the restricted stock awards for 2008, (iii) Company safe harbor contributions to the executive officer’s VIA Pharmaceuticals, Inc. 401(k) Plan for 2008 and (iv) accrued vacation and paid time off time paid by the Company in 2008:

				Accrued Vacation and
Name	401(k)	Life Insurance	Tax Gross-Up	Paid Time off

Lawrence K. Cohen	$—	$1,855	$27,249	$—
James G. Stewart	$—	$1,714	$11,354	$—
Adeoye Y. Olukotun	$—	$855	$—	$20,470
Rebecca. A. Taub	$6,900	$855	$9,344	$—

Narrative to Summary Compensation Table

Understanding our history is key to the understanding of our compensation structure for 2008 and 2007. After the Merger on June 5, 2007, the executive officers of privately-held VIA Pharmaceuticals, Inc. became our executive officers. On January 14, 2008, the Company hired Dr. Rebecca A. Taub as Senior Vice President, Research & Development. On January 29, 2009, Dr. Olukotun entered into a Consulting Agreement with the Company in which Dr. Olukotun became a consultant to the Company but continues to serve as Chief Medical Officer of the Company. Accordingly, the following applies only to our current Chief Executive Officer, Dr. Lawrence K. Cohen, Chief Financial Officer, Mr. James G. Stewart, and Senior Vice President, Research & Development, Dr. Rebecca A. Taub (collectively, our “current NEOs”).

Base Salary

Upon consummation of the Merger, the Compensation Committee increased Dr. Cohen’s and Mr. Stewart’s annual base salaries to $385,000 and $325,000 from $325,000 and $275,000, respectively. On August 2, 2007, the Compensation Committee increased Dr. Olukotun’s annual base salary to $280,000 from $200,000 for four days a week employment. As of January 29, 2009, Dr. Olukotun receives $2,500 per day, up to a maximum of $62,500 per year, for services rendered to the Company pursuant to his Consulting Agreement. Dr. Taub’s annual base salary is $300,000 and was pro-rated based on her start date of January 14, 2008.

Bonuses

For 2007, we paid Dr. Olukotun and our current NEOs (other than Dr. Taub) two sets of bonuses in amounts approved by the Compensation Committee. The amount of each of these bonuses is set forth in the “Bonus” column in the Summary Compensation Table.

The first set of bonuses was awarded by the Compensation Committee upon the consummation of the Merger, and the second set of bonuses was based on our 2007 performance.

The Compensation Committee awarded discretionary cash bonuses in recognition of the progress we made during 2007 towards:

•	meeting the Company’s scientific and business objectives, including enrolling new patients in clinical trials;

•	enhancing our intellectual property portfolio;

•	expanding our pipeline of products by acquiring preclinical development assets or the options to acquire such assets;

•	adding to our human resources by hiring additional officers and employees; and

•	raising additional capital through a private placement completed in August 2007.

In determining the amount of such bonuses, the Compensation Committee consulted with the Company’s significant stockholder, Bay City Capital, and Dr. Cohen with respect to individuals other than himself. The Compensation Committee also considered each individual’s written self-assessment.

For 2008, we have not yet paid our current NEOs any bonuses. The Compensation Committee elected to defer any decision on bonuses based on our 2008 performance until the Company is able to secure additional financing.

Equity Compensation

Dr. Olukotun and the current NEOs (other than Dr. Taub) received stock option grants at the time they were hired by privately-held VIA Pharmaceuticals, Inc. Such options generally vest over time, with 25% of the options vesting after one year of employment and monthly vesting thereafter with full vesting after four years. Dr. Taub received stock option grants with a similar vesting schedule at the time she was hired by VIA Pharmaceuticals, Inc.

Mr. Stewart was hired in part to help privately-held VIA Pharmaceuticals, Inc. obtain financing adequate to execute and grow its business plan. Accordingly, a portion of Mr. Stewart’s options vested based on privately-held VIA Pharmaceuticals, Inc. obtaining third party financing of at least $30.0 million. This goal was achieved on August 8, 2007, with the consummation of the second private placement of the Company’s common stock with a limited number of institutional and accredited investors. As a result, Mr. Stewart vested in 18,586 of his initial 92,930 option grant. The remainder of his option grant vests according to the normal four year schedule described above.

In December 2007, the Compensation Committee granted Dr. Olukotun and our current NEOs (other than Dr. Taub) options to purchase our common stock in the amount set forth on the table below entitled “Outstanding Equity Awards at 2008 Fiscal Year End”. The options vest equally each month over a four year schedule.

In December 2008, the Compensation Committee granted our current NEOs restricted stock awards in the amount set forth on the table below entitled “Outstanding Equity Awards at 2008 Fiscal Year End”. The restricted stock vests equally each month over a two year schedule, subject to earlier vesting in full if in the discretion of the Compensation Committee the Company has entered into a partnering transaction with a pharmaceutical or biotechnology company with respect to conducting follow-on clinical trials which are reasonably expected to result in further progress of VIA-2291 toward ultimate registration with the FDA. The Company also agreed to provide the recipients of the restricted stock awards a tax “gross-up” payment with respect to their applicable income tax expenses incurred upon making an election under Section 83(b) of the Internal Revenue Code in connection with the grant of restricted stock.

All stock options and restricted stock issued to our current NEOs vest and becomes exercisable upon a change in control.

Severance

Pursuant to the terms of their employment agreements, our current NEOs may be entitled to severance in the event that their employment is terminated without cause (or in the case of Dr. Cohen constructively). Such severance is subject to execution of a general release of claims and compliance with a non-compete. The amount of severance is 12 months base salary for Dr. Cohen and six months base salary for Mr. Stewart and Dr. Taub. In addition, we will pay the premiums for them and their dependents for COBRA continuation coverage under our group health plan for the period of severance or, if sooner, the date they are eligible for coverage under another employer’s group health plan.

Change in Control Agreements

On December 21, 2007, the Company entered into Change in Control Agreements with Dr. Olukotun and each of our current NEOs (other than Dr. Taub), as a means of providing them certain protections in the event their employment were to be terminated following a change in control. On January 14, 2008, the Company entered into a Change in Control Agreement with Dr. Taub. The Change in Control Agreement for Dr. Olukotun is no longer applicable in his role as a consultant to the Company. The Compensation Committee considers the Change in

Control Agreements to be a retention device, as it removes any uncertainty regarding the executive’s position in the event we were to explore further strategic transactions.

Under the terms of the agreements, if the executive is terminated without cause or constructively within 12 months following a change in control, he would be eligible for the following benefits:

•	base salary payable over 24 months for Dr. Cohen and 12 months for each of Mr. Stewart and Dr. Taub;

•	continued health benefits for the severance period;

•	pro rata bonus for the year of termination; and

•	full vesting in all equity compensation.

In addition, if the executive is subject to the excise tax applicable under Section 4999 of the Internal Revenue Code regarding excess parachute payments then:

•	if the change in control is a result of a hostile transaction or a change in directors in contested election, the executive will be entitled to a tax-gross up to cover such excise tax, as well as any additional income taxes on the tax-gross up; or

•	if the change in control is not hostile or due to a contested election, then the executive will either be subject to the excise tax, or will forfeit payments in an amount that would not subject him to the tax, whichever provides him the greater payment.

Outstanding Equity Awards at 2008 Fiscal Year End

	Option Awards					Stock Awards
	Number of		Number of			Number of
	Securities		Securities			Shares or	Market Value
	Underlying		Underlying			Units of	of Shares or
	Unexercised		Unexercised	Option	Option	Stock that	Units of Stock
	Options		Options	Exercise	Expiration	Have Not	that Have Not
Name	(Exercisable)		(Unexercisable)	Price	Date	Vested	Vested(9)

Lawrence K. Cohen	150,000	(1)	450,000	$2.38	12/17/2017	300,000 (6)	$5,400
	61,666	(2)	123,334	$3.48	8/2/2017	17,149 (6)	$309
	111,516	(3)	0	$0.03	6/29/2015
James G. Stewart	77,500	(1)	232,500	$2.38	12/17/2017	125,000 (7)	$2,250
	26,666	(2)	53,334	$3.48	8/2/2017	30,603 (7)	$551
Adeoye Y. Olukotun	30,000	(1)	90,000	$2.38	12/17/2017
	13,333	(2)	26,667	$3.48	8/2/2017
	55,758	(4)	0	$0.03	6/29/2015
Rebecca A. Taub	0	(5)	235,000	$2.90	1/15/2018	125,000 (8)	$2,250

Footnotes to Outstanding Equity Awards Table

(1)	1/48th of the shares vest on the 17th day of each month starting after December 17, 2007.

(2)	1/48th of the shares vest on the 2nd day of each month starting after August 2, 2007.

(3)	In connection with the Merger, Dr. Cohen had stock options to purchase 300,000 shares of privately-held VIA Pharmaceuticals, Inc. which became stock options to purchase 111,516 shares of the Company in which 25% of the shares vested on June 29, 2005 and 1/48th of the shares vest on the 29th day of each month thereafter, subject to Dr. Cohen continuing to be a service provider through each such date. See the section entitled “Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction” above for more information.

(4)	In connection with the Merger, Dr. Olukotun had stock options to purchase 150,000 shares of privately-held VIA Pharmaceuticals, Inc. which became stock options to purchase 55,758 shares of the Company in which 25% of the shares vested on May 9, 2005 and 1/48th of the shares vest on the 9th day of each month thereafter, subject to Dr. Olukotun continuing to be a service provider through each such date. See the section entitled

“Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction” above for more information.

(5)	25% of the shares vested on January 14, 2009 and 1/48th of the shares vest on the 14th day of each month thereafter.

(6)	54,875 shares of the Company were acquired upon early exercise of vested options by Dr. Cohen and are subject to repurchase by the Company upon termination of employment. 25% of the shares vested on March 31, 2007 and 1/48th of the shares vest on the 31st day of each month thereafter, subject to Dr. Cohen continuing to be a service provider through each such date. As of December 31, 2008, 37,726 shares were vested. 300,000 shares of the Company represent restricted stock. 1/24th of the restricted stock vest on the 17th day of each month starting after December 17, 2008, subject to earlier vesting in full in limited circumstances specified in the award agreement. As of December 31, 2008, none of the shares were vested. See footnote (4) to the section entitled “Security Ownership of Certain Beneficial Owners and Management” above for vesting information within 60 days of April 3, 2009.

(7)	92,930 shares of the Company were acquired upon early exercise of vested options by Mr. Stewart and are subject to repurchase by the Company upon termination of employment. 25% of the shares vested on August 8, 2007 in connection with the Company successfully securing third party financing in excess of $30.0 million, 25% of the shares vested on November 29, 2007 and 1/48th of the shares vest on the 29th day of each month thereafter. See the sub-section “Equity Compensation” in the section entitled “Narrative to Summary Compensation Table” above for more information. As of December 31, 2008, 62,327 shares were vested. 125,000 shares of the Company represent restricted stock. 1/24th of the restricted stock vest on the 17th day of each month starting after December 17, 2008, subject to earlier vesting in full in limited circumstances specified in the award agreement. As of December 31, 2008, none of the shares were vested. See footnote (8) to the section entitled “Security Ownership of Certain Beneficial Owners and Management” for vesting information within 60 days of April 3, 2009.

(8)	1/24th of the shares vest on the 17th day of each month starting after December 17, 2008, subject to earlier vesting in full in limited circumstances specified in the award agreement. See footnote (9) to the section entitled “Security Ownership of Certain Beneficial Owners and Management” for vesting information within 60 days of April 3, 2009.

(9)	Market value is computed by multiplying the closing market price of the Company’s stock on December 31, 2008 by the number of unvested shares of stock.

Compensation of Directors

The following table summarizes the total compensation earned in 2008 for the Company’s non-management directors. Dr. Cohen receives no additional compensation for his service as a director.

	Fees Earned or
Name	Paid in Cash	Option Awards(2)(3)	Total

Richard L. Anderson(1)	$43,500	$973	$44,473
Mark N.K. Bagnall	$45,000	$973	$45,973
Fred B. Craves	$0	$0	$0
Douglass B. Given	$0	$0	$0
David T. Howard	$44,000	$973	$44,973
John R. Larson	$28,000	$973	$28,973

Footnote to Compensation of Directors Table

(1)	As noted above, Mr. Anderson passed away in March 2009. This table reflects his total compensation earned in 2008 for his service as a director.

(2)	Represents the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year (for grants awarded on December 17, 2008) determined under FAS 123R using assumptions set forth in the footnotes to the financial statements in the Annual Report on Form 10-K for the year ended 2008.

(3)	The aggregate number of options held by each director as of December 31, 2008 was as follows: Mr. Anderson — 35,575; Mr. Bagnall — 35,575; Dr. Craves — 0; Dr. Given — 0; Mr. Howard — 35,575 and Mr. Larson — 50,952. All of these options had vested as of such date. No shares of restricted stock are held by any director.

Narrative to Director Compensation Table

Each independent director is entitled to receive the following annual compensation:

•	a $20,000 annual cash retainer;

•	an initial equity grant of 5,575 options to purchase shares of Common Stock, which options are fully vested on the date of grant and exercisable for ten years from the date of grant;

•	an annual equity grant of 3,717 options to purchase shares of Common stock, which options are fully vested on the date of grant and exercisable for ten years from the date of grant;

•	$10,000 for serving as a committee chair;

•	$1,000 for each Board meeting attended in person and $500 for each Board meeting attended telephonically; and

•	$500 for each committee meeting attended, whether in person or telephonically.

Non-independent directors, Drs. Cohen, Craves and Given do not receive any compensation in connection with their director service.

On consummation of the Merger on June 5, 2007, the Board granted each of the independent directors, his initial equity grant of 5,575 options at an exercise price of $5.10 per share. On December 17, 2007, each independent director received a discretionary option grant to purchase 20,000 shares of the Company’s common stock at an exercise price of $2.38 per share. On December 17, 2008, each independent director received a discretionary option grant to purchase 10,000 shares of the Company’s common stock at an exercise price of $0.15 per share. All such options are fully vested and are exercisable for ten years from the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

Pursuant to a written policy adopted on June 5, 2007 following the completion of the Merger, the Company reviews all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in excess of $50,000 in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $50,000, and in which any Related Party had, has or will have a direct or indirect interest (each, a “Related Party Transaction”). For purposes of the policy, a “Related Party” means:

1. any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

2. any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

3. any immediate family member of any of the foregoing persons; and

4. any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Audit Committee reviews the relevant facts and circumstances of each Related Party Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the Related Party’s interest in the transaction, takes into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics, and either approves or disapproves the Related Party Transaction.

Management presents to the Audit Committee each proposed Related Party Transaction, including all relevant facts and circumstances relating thereto and updates the Audit Committee as to any material changes to any approved or ratified Related Party Transaction and provides a status report at least annually at a regularly scheduled meeting of the Audit Committee of all then current Related Party Transactions. No director may participate in approval of a Related Party Transaction for which he or she is a Related Party.

Related Party Transactions

Human Genome Sciences Relationship

In October 1997, Vascular Genetics Inc., which became a wholly owned subsidiary of the Company upon the completion of the February 2003 merger between Genstar Therapeutics Corporation and Vascular Genetics Inc., secured an exclusive, worldwide license from Human Genome Sciences to make, use and sell products covered by certain patents and patent applications owned by Human Genome Sciences, or otherwise using the VEGF-2 technology, in the gene therapy treatment of vascular disease. It was amended in March 2005 to also cover the treatment of diabetic neuropathy. The license agreement required the Company to make royalty payments to Human Genome Sciences based on certain percentages of net revenue we derived from sales of products covered by the licensed technologies and from sublicensing of the licensed technologies. In addition, the license agreement required the Company to reimburse Human Genome Sciences for 50% of all reasonable expenses Human Genome Sciences incurs for the preparation, filing, prosecution and maintenance of the licensed patents and patent applications.

On April 20, 2007, the license agreement with Human Genome Sciences was terminated by mutual consent of the parties and neither party has any continuing material obligation under the license agreement.

Boston Scientific Corporation Relationship

On July 30, 2003, Corautus Genetics Inc. entered into a strategic alliance with Boston Scientific Corporation to develop and commercialize Vascular Endothelial Growth Factor 2 (VEGF-2) gene therapy products to treat cardiovascular disease. Boston Scientific made a $9,000,000 investment in exchange for 1,385,377 shares of Series D Preferred Stock, which was convertible into 1,420,339 shares of common stock as of March 27, 2006, subject to adjustment. Additionally, Boston Scientific paid a $1,000,000 license fee for certain intellectual property, which was to be recognized as revenue over the anticipated term of the license of 12 years. Boston Scientific also committed to purchase up to $15 million of convertible debt from Corautus Genetics Inc. based on achievement of certain milestones, of which Corautus Genetics Inc. closed on $15 million through four separate financings. The first debt transaction was for $2,500,000 and closed on December 30, 2003; the second debt transaction was for $5,000,000 and closed on July 22, 2004; the third debt transaction was for $2,500,000 and closed on September 22, 2004; and the fourth transaction was for $5,000,000 and closed on June 30, 2005. All of this convertible debt accrued interest at the rate of six percent per year and was repayable in five annual payments of interest and principal beginning on the fifth anniversary of the closing of each transaction. Effective June 30, 2006, Boston Scientific converted the principal and interest accrued under these notes into Series E Preferred Stock of the Company. In addition, on June 27, 2005, Corautus Genetics Inc. entered into an investment agreement whereby Boston Scientific agreed to purchase 2,105,264 shares of Corautus Genetics Inc. common stock at $3.80 per share, subject to shareholder approval. Corautus Genetics Inc. obtained shareholder approval for this issuance on August 11, 2005, and immediately thereafter closed the transaction.

Corautus Genetics Inc. had extensive agreements with Boston Scientific with respect to VEGF-2 product candidates for diseases of the heart or peripheral vascular system. As part of such strategic alliance, Boston Scientific granted a non-exclusive, non-transferable and royalty free license to Corautus Genetics Inc. under all patents owned or licensed and sublicensable by Boston Scientific that were necessary for the development of Corautus Genetics Inc.’s VEGF-2 product candidates and the distribution of these products through Boston Scientific. For this license, in connection with distribution, Corautus Genetics Inc. was required to pay Boston Scientific a royalty equal to a percentage of the wholesale price that Boston Scientific paid to Corautus Genetics Inc. for its VEGF-2 products, when and if such sales were made. In addition, Boston Scientific agreed to provide certain assistance in developing these VEGF-2 product candidates and obtained exclusive rights to market, distribute and sell these VEGF-2 products, if and when regulatory approval was obtained. However, in connection with the wind-down of Corautus Genetics Inc.’s operations related to the VEGF-2 product candidates, and effective April 10, 2007, Corautus Genetics Inc. and Boston Scientific mutually terminated the distribution and development agreements, and neither party has any continuing material obligation under such agreements.

On May 11, 2007, Corautus Genetics Inc. entered into a Conversion Agreement with Boston Scientific, pursuant to which Boston Scientific agreed to convert all of its Series D Preferred Stock and Series E Preferred Stock held by Boston Scientific for 9,131,215 shares of Corautus Genetics Inc. Common Stock. The conversion was effective immediately prior to the Merger. The Conversion Agreement also provides Boston Scientific with registration rights with respect to the shares of Common Stock issued to Boston Scientific upon the conversion.

Baxter Healthcare Relationship

Baxter Healthcare owns all 2,000 shares of our outstanding Series C Preferred Stock, which is convertible into Common Stock, at the option of the holder, upon the earlier of: (a) the approval by the FDA of a hemophilia product by the Company, or (b) June 13, 2010. Since we have transferred the rights to, and are no longer pursuing the approval of, the hemophilia product, the earliest date of conversion of the Series C Preferred Stock into Common Stock will be June 13, 2010. In the event Baxter Healthcare elects to convert the Series C Preferred Stock into Common Stock on or after the conversion date, each share of Series C Preferred Stock is convertible into a number of shares of Common Stock equal to (a) $1,000 divided by (b) 110% of the fair market value of the Common Stock on the conversion date. Assuming a fair market value of $0.21 per share on the conversion date of June 13, 2010 ($0.21 was the closing price on April 3, 2009), the 2,000 shares of Series C Preferred Stock would be convertible into approximately 8,658,009 shares of Common Stock.

Bay City Capital Relationship

From the date of the founding of privately-held VIA Pharmaceuticals, Inc. in June 2004 through February 7, 2007, privately-held VIA Pharmaceuticals, Inc. entered into a number of financing transactions with its principal stockholder, Bay City Capital. On February 7, 2007, privately-held VIA Pharmaceuticals, Inc. received $5,000,000 in additional borrowings pursuant to the terms of a promissory note with Bay City Capital. Immediately following the receipt of such borrowings, privately-held VIA Pharmaceuticals, Inc. fully extinguished all of its outstanding debt obligations to Bay City Capital after converting the previously issued notes and $334,222 of unpaid accrued interest to $13,334,222 of Series A Preferred Stock of privately-held VIA Pharmaceuticals, Inc. All of the Series A Preferred Stock of privately-held VIA Pharmaceuticals, Inc. owned by Bay City Capital was converted into Common Stock of the Company in connection with the consummation of the Merger on June 5, 2007.

On March 12, 2009, the Company entered into a note and warrant purchase agreement (the “Loan Agreement”) with Bay City Capital (through its Bay City Capital Fund IV, L.P. and affiliate Bay City Capital Fund IV Co-Investment Fund, L.P.) pursuant to which Bay City Capital agreed to lend to the Company in the aggregate up $10,000,000, pursuant to the terms of promissory notes (collectively, the “Notes”) delivered under the Loan Agreement (the “Loan Transaction”). On March 12, 2009, the Company borrowed an initial amount of $2,000,000. Subject to Bay City Capital’s approval, the Company may borrow in the aggregate up to an additional $8,000,000 at subsequent closings pursuant to the terms of the Loan Agreement and Notes. The Notes are secured by a first priority lien on all of the assets of the Company. Amounts borrowed under the Notes accrue interest at the rate of 15% per annum, which increases to 18% per annum following an event of default. Unless earlier paid in accordance with the terms of the Notes, all unpaid principal and accrued interest shall become fully due and payable on the earliest to occur of (i) September 14, 2009, (ii) the closing of a debt, equity or combined debt/equity financing resulting in gross proceeds or available credit to the Company of not less than $20,000,000 (a “Financing”), and (iii) the closing of a transaction in which the Company sells, conveys, licenses or otherwise disposes of a majority of its assets or is acquired by way of a merger, consolidation, reorganization or other transaction or series of transactions pursuant to which stockholders of the Company prior to such acquisition own less than fifty percent of the voting interests in the surviving or resulting entity. Pursuant to the Loan Agreement, the Company issued to Bay City Capital warrants (the “Warrants”) to purchase up to an aggregate of 83,333,333 shares (the “Warrant Shares”) of Common Stock of the Company, at $0.12 per share. The number of Warrant Shares is equal to the $10,000,000 maximum aggregate principal amount that may be borrowed under the Loan Agreement, divided by the $0.12 per share exercise price of the Warrants. As set forth in the Warrants, the Warrant Shares vest based on the amount of borrowings under the Notes and the passage of time. Based on the $2,000,000 borrowing at the initial closing, 8,333,333 Warrant Shares vested immediately on the date of grant and 8,333,333 will vest on April 26, 2009, provided that the Company has not completed a Financing. At each subsequent closing, the Warrants will vest with respect to additional shares in proportion to the additional amount borrowed by the Company at the same coverage ratio as the initial closing and at the same vesting schedule, such that one-half of such additional shares will vest on the date of the subsequent closing and the remaining one-half of such shares will vest 45 days after such closing if certain conditions are met as provided for in the Warrants. The Warrant Shares, to the extent they are vested and exercisable, are exercisable at any time until 5:00 p.m. (Pacific Time) on March 12, 2014. In connection with the Loan Transaction and Warrants, the Company also entered into a Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with Bay City Capital and certain stockholders of the Company, pursuant to which the Company has granted certain demand, shelf and “piggyback” registration rights to Bay City Capital and the certain stockholders of the Company to register their shares of Common Stock (including the Warrant Shares) with the SEC so that such shares become freely tradeable without restriction under the Securities Act of 1933, as amended. Fred B. Craves, a member of the Company’s Board of Directors, is the founder, chairman, and a manager of Bay City Capital. Douglass B. Given, the chairman of the Company’s Board of Directors is an investment partner of Bay City Capital.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our Common Stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us and written representations from these persons that no other reports were required, we believe that during the fiscal year ended December 31, 2008, our directors, officers and owners of more than 10% of our Common Stock complied with all applicable filing requirements, except that Dr. Rebecca A. Taub, Senior Vice President, Research & Development, did not timely file a Form 4 for an open market purchase occurring in December 2008.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Prior to the consummation of the Merger, Ernst & Young LLP (“E&Y”) served as the Company’s independent registered public accounting firm for the year ended December 31, 2006 and through June 5, 2007. Following the Merger, the Company made the decision to change its independent registered public accounting firm to Deloitte & Touche LLP (“Deloitte”), which firm had previously served as privately-held VIA Pharmaceuticals, Inc.’s independent registered public accounting firm since the date of privately-held VIA Pharmaceuticals, Inc.’s formation in 2004. The dismissal of E&Y and the appointment of Deloitte as the Company’s independent registered public accounting firm, contingent upon Deloitte’s completion of its client approval procedures, was approved by the Audit Committee on June 5, 2007. Deloitte completed its client approval procedures and accepted the appointment as the Company’s independent registered public accounting firm as of June 19, 2007. On March 25, 2008, the Audit Committee reappointed Deloitte to serve as our independent registered public accounting firm for the year ended December 31, 2008 and the our stockholders ratified the appointment at the 2008 Annual Meeting.

On March 25, 2009, the Audit Committee reappointed Deloitte to serve as our independent registered public accounting firm for the year ending December 31, 2009, and has directed that such appointment be submitted to our stockholders for ratification at the 2009 Annual Meeting. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The accountant’s report issued by Deloitte on the financial statements of the Company for the fiscal year ended December 31, 2007 expressed an unqualified opinion and included an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern. The accountant’s report issued by Deloitte on the financial statements of the Company for the fiscal year ended December 31, 2008 expressed an unqualified opinion and included an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern. From January 1, 2007 through the consummation of the Merger on June 5, 2007 with respect to E&Y, and from June 5, 2007 through December 31, 2008 with respect to Deloitte, there were no disagreements with either E&Y or Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the Company’s two most recent fiscal years (ended December 31, 2008 and 2007).

Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

Audit and Non Audit Fees

Aggregate fees for professional services rendered by E&Y (from January 1, 2007 through June 5, 2007) or Deloitte (from June 5, 2007 through December 31, 2008) for the fiscal years ended December 31, 2008 and 2007 are set forth below. The aggregate fees included in the Audit Fee category are fees billed for each of these fiscal years for the audit of our annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services provided in connection with statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Aggregate fees incurred by E&Y for professional services rendered to the Company from January 1, 2007 through June 5, 2007:

	Fiscal Year	Fiscal Year
	2008	2007

Audit Fees	N/A	$123,889
Audit-Related Fees	N/A	$—
Tax Fees	N/A	$—
All Other Fees	N/A	$—

Total	N/A	$123,889

Aggregate fees incurred by Deloitte for professional services rendered to the Company from June 5, 2007 through December 31, 2008:

	Fiscal Year	Fiscal Year
	2008	2007

Audit Fees	$349,155	$388,935
Audit-Related Fees	$—	$—
Tax Fees	$—	$36,190
All Other Fees	$—	$—

Total	$349,155	$425,125

Audit Fees for the fiscal years ended December 31, 2008 and 2007 were for professional services rendered for the audits of the annual financial statements of the Company included in the Company’s Form 10-K and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. Audit Fees for the fiscal year ended December 31, 2007 also included services provided by E&Y related to the proxy statement distributed to the Company’s stockholders in connection with the Merger. Audit Fees for the fiscal year ended

December 31, 2007 also included services provided by Deloitte related to the filing of a Form S-3 in connection with a private placement transaction which closed in August 2007 and a Form S-8 in December 2007. Audit Fees for the fiscal year ended December 31, 2008 also included services provided by Deloitte related to the filing of a Form S-8 in March 2008.

There were no fees for services rendered by E&Y that fall into the classification of Tax Fees for the fiscal year ended December 31, 2007, and $36,190 of Deloitte fees that fall into the classification of Tax Fees for professional services, including the preparation of federal and state tax filings as well as a tax study, performed during the fiscal year ended December 31, 2007. There were no fees for services rendered by Deloitte that fall into the classification of Tax Fees for the fiscal year ended December 31, 2008.

There were no fees for services rendered by either E&Y or Deloitte that fall into the classifications of Audit-Related Fees or All Other Fees for the fiscal years ended December 31, 2008 or 2007.

Policy on Audit Committee Preapproval of Audit and Permissible Nonaudit Services of the Independent Registered Public Accounting Firm

As specified in the Audit Committee charter, the Audit Committee pre-approves all audit and nonaudit services provided by the independent registered public accounting firm prior to the receipt of such services. Thus, the Audit Committee approved 100% of the services set forth in the above table prior to the receipt of such services and no services were provided under the permitted de minimus threshold provisions.

The Audit Committee of the Board of Directors determined that the provision of such services was compatible with the maintenance of the independence of Deloitte.

The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of VIA Pharmaceuticals, Inc. for the fiscal year ended December 31, 2009.

Audit Committee Report

Management has primary responsibility for our financial statements and the overall reporting process, including maintaining effective internal control over financial reporting and assessing the effectiveness of our system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee any issues it believes should be raised with the Audit Committee. These discussions include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee monitors our processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

Deloitte, our Company’s independent registered public accounting firm for the year ended December 31, 2008, is responsible for expressing an opinion on the fairness of the presentation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America, in all material respects.

In this context, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2008. The Audit Committee has discussed with Deloitte the matters that are required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Deloitte has provided to the Audit Committee the disclosures required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee has discussed with Deloitte its independence. The Audit Committee has concluded that Deloitte’s provision of audit and non-audit services to the Company are compatible with Deloitte’s independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in our Annual Report on Form 10-K for 2008. This report is provided by the following independent directors, who comprise the Audit Committee:

Audit Committee:

Mark N.K. Bagnall, Chairman
David T. Howard

March 25, 2009

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

In accordance with SEC Rule 14a-8, in order for stockholder proposals intended to be presented at the 2010 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement and the form of proxy for such meeting, they must be received by us at our executive offices in San Francisco, California, before December 22, 2009. The Board of Directors has not determined the date of the 2010 Annual Meeting of the Company’s Stockholders, but does not currently anticipate that the date will be changed by more than 30 calendar days from the date of this year’s Annual Meeting.

AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

A copy of our Annual Report to Stockholders on Form 10-K for the year ended December 31, 2008, filed on March 27, 2009, which includes certain financial information about the Company, is enclosed as an exhibit to this Proxy. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: VIA Pharmaceuticals, Inc., Attention: James G. Stewart, 750 Battery Street, Suite 330, San Francisco, CA 94111 (415.283.2200 phone). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or at www.edocumentview.com/viap.

LIST OF THE COMPANY’S STOCKHOLDERS

A list of our stockholders as of April 3, 2009, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during normal business hours during the 10-day period prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Unless contrary instructions are received, we may send a single copy of the Annual Report, Proxy Statement and Notice of Annual Meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process is known as “householding” and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

If you would like to receive a separate set of our annual disclosure documents this year or in future years, follow the instructions described below and we will deliver promptly a separate set. Similarly, if you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

1. If your shares are registered in your own name, please contact our transfer agent by writing to them at Computershare Trust Company, N.A., 1745 Gardena Avenue, Glendale, California 91204 (Attn: VIA Pharmaceuticals, Inc. Representative) or calling 1-800-962-4284.

2. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The following documents are incorporated by reference in this prospectus: our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 27, 2009.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors.

Lawrence K. Cohen, Ph.D.
President & Chief Executive Officer

San Francisco, California
April 17, 2009

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
1:00 a.m., pacific time, on June 2, 2009.
Vote by Internet
• Log on to the Internet and go to
www.envisonreports.com/VIAP
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BELOW-LISTED PROPOSALS.
1. Elect as directors the six (6) nominees listed below to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified
(except as marked to the contrary below):

01 - Mark N.K. Bagnall	02 - Lawrence K. Cohen	03 - Fred B. Craves	04 - Douglass B. Given
05 - David T. Howard	06 - John R. Larson

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐ For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

2. Approval of the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.	For ☐	Against ☐	Abstain ☐	3. In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments or postponements thereof.
B Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 2, 2009.
The proxy statement and annual report to stockholders on Form 10-K for the year ended December 31, 2008 are available at www.envisionreports.com/VIAP.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Revocable Proxy — VIA PHARMACEUTICALS, INC.	COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
The undersigned hereby appoints James G. Stewart and Karen Wright, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of VIA Pharmaceuticals, Inc. (the “Company”) that the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders of the Company, to be held at 505 Montgomery Street, Suite 2000, San Francisco, CA 94111, on Tuesday, June 2, 2009, at 8:30 a.m., pacific time, and at any and all adjournments or postponements thereof, as indicated on the reverse side.
This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.
The undersigned may elect to revoke this proxy card at any time prior to its use by (1) giving written notice to the Company’s Secretary, at VIA Pharmaceuticals, Inc., 750 Battery Street, Suite 330, San Francisco, CA 94111, (2) by executing and delivering a proxy card bearing a later date or (3) by voting in person at the Annual Meeting. Beneficial owners of our Common Stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
POSTAGE-PAID ENVELOPE
(Continued, and to be signed and dated, on the reverse side)